UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

Creative Medical Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2017 W Peoria Avenue, Phoenix, AZ 85029
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 680-7439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 13, 2016, Creative Medical Technology Holdings, Inc. (the “Company”) issued a press release disclosing the announcement that the Company filed US patent application #62/400557 entitled “Treatment of Stroke by Amniotic Fluid Derived Stem Cell Conditioned Media and Products Derived Thereof”.

The press release furnished as Exhibit 99.1 to this Form 8-K may contain forward-looking statements. Such forward-looking statements are based on information presently available to the registrant’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent reports filed by the Company with the Commission. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the Commission, through the issuance of press releases or by other methods of public disclosure.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: December 13, 2016	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer